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                                                                    EXHIBIT 99.7

                           CONSENT OF LEHMAN BROTHERS

    We hereby consent to the use of our opinion letter dated May 27, 1998, to the Board of Directors of Humana Inc. (the "Company") attached as Appendix E to the Company's Joint Proxy Statement-Prospectus on Form S-4 (the "Prospectus") and to the references to our firm in the Prospectus under the headings "QUESTIONS AND ANSWERS ABOUT THE MERGER," "SUMMARY--Opinion of Humana's Financial Advisor," "THE MERGER--Background of the Merger," "THE MERGER-- Reasons of Humana for the Merger" and "THE MERGER--Opinion of Humana's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.

                               LEHMAN BROTHERS INC.

New York, New York
DATED: June 1, 1998